Exhibit 10.19

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT TO ALLIANCE AND LICENSE AGREEMENT

1.       Date. As of 20 November 2014.

2.       Parties.

a.	National Geographic Society (“NGS”)	b.	Lindblad Expeditions, Inc. (“Lindblad”)
	1145 Seventeenth Street, NW		96 Morton Street
	Washington, DC 20036-4688		New York, NY 10014
	Contact:		Contact:
	Tel:		Tel:
	Email:		Email:

3.      Purpose. This is the FIRST amendment (the “Amendment”) to that Agreement dated as of December 21, 2011, between the Parties set forth above (the “Agreement”). The purpose of this Amendment is to reflect the understanding of the parties in so far as it modifies the terms of the Agreement. The parties agree that the Amendment has a retroactive effective date of 1 August 2013.

4.      Amendment. The Parties desire to modify the Agreement as follows:

a.	Parties. The Parties desire to DELETE the following language:

(2) Lindblad Expeditions, Inc. (“Lindblad”)

and REPLACE it with the following language:

(2) Lindblad Expeditions, Inc. including its wholly owned subsidiaries (“Lindblad”)

b.	Definitions. The Parties desire to DELETE the definition of “NG-Branded Ships” in Section 1. DEFINITIONS in its entirety and REPLACE it with the following, that became effective with NGE/Lindblad Trip departures on or after 14 March 2014:

(1) NG-Branded Ships: Any ship owned by Lindblad that operates under the name “National Geographic” and is approved by NG. As of the Effective Date, NG has approved the following six (6) NG-Branded Ships: National Geographic Endeavour, National Geographic Explorer, National Geographic Islander, National Geographic Orion, National Geographic Sea Bird, and National Geographic Sea Lion.

AMENDMENT TO ALLIANCE AND LICENSE AGREEMENT

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

c.	Marketing/Promotion. The Parties desire to DELETE the first sentence of sub-Section (a) in Section 5. MARKETING/PROMOTION in its entirety and REPLACE it with the following, effective with NGE/Lindblad Trip departures on or after 14 March 2014:

NGS hereby grants to Lindblad a non-exclusive license to use the Licensed Property for the advertising and promotion of Lindblad Trips in the United States, its territories and possessions, and a non-exclusive license to use the Licensed Property for the advertising and promotion of Lindblad Trips in Australia and New Zealand (collectively, the “Territory”).

d.	Representatives. The Parties desire to DELETE section 10 and replace it with the following:

In order to facilitate the operation of this Agreement in a manner consistent with both parties’ educational mission and reputation for quality, Lindblad shall name a staff member as the designated NGS representative for the alliance between Lindblad and NGS. Lindblad shall pay NGS a sum each year sufficient to cover 50% of salary, bonus, benefits and other related costs for the Director of Lindblad Programs. In addition Lindblad will pay NGS a sum each year to cover 25% of salary, bonus, benefits, and other related costs for the Vice President of Programming and Operations. Each of these positions will reside at NGS offices. NGS agrees to review bonus goals in advance with Lindblad. NGS will invoice Lindblad on the first date of each calendar quarter; however, NGS may invoice Lindblad for the initial payment within thirty days (30) of such staff person’s hire date. In the event the staff person’s employment ends or is terminated during a quarter and there is a gap before NGS fills the position. NGS will reflect such change in its next invoice. NGS will consult with Lindblad prior to filling such position to ensure that the person hired for the position is acceptable to both parties. The parties shall mutually agree on the annual amount [*] for such staff position, with [*] in accordance with NGS employment policies.

e.	Non-Competition. The Parties desire to DELETE the word “Territory” in last sentence of sub-Section (b) in Section 12. NON-COMPETITION in its entirety and REPLACE it with “the United States, its territories, possessions, and protectorates, including Puerto Rico,” effective with NGE/Lindblad Trip departures on or after 14 March 2014

f.	Terms of Payment. The Parties desire to ADD to the end of sub-Section (a) in Section 14 in TERMS OF PAYMENT the following:

Lindblad will not be required to pay a royalty when discounts of [*] or more are made to Lindblad’s Friends and Family, NGS Staff or Travel Agent bookings.

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AMENDMENT TO ALLIANCE AND LICENSE AGREEMENT

g.	Reports and Records. The Parties desire to INSERT a new subsection (b) into section 15. Quarterly Reporting Australia / New Zealand as follows:

(b) At the beginning of each calendar year, Lindblad will provide NGE with a summary chart outlining the AUS$ to US$ conversion rates applicable to all programs marketed in Australia. The chart will contain a list of all programs and the price of each cabin category available for sale. The conversion rates shall be set at the time each program is priced for the Australian market and this pricing will be provided upon request. In the event Lindblad fails to provide the summary chart to NGE at the beginning of the calendar year the AUS$ to US$ conversion rate will be the conversion rate in effect on the date NGE first promoted the NGE/Lindblad Trip.

The current subsection (b) will now become sub-section (c)

h.	Donation Process for the LEX/NG Fund. The parties desire to ADD to a new sub-section (e) to the end of section 16 as follows:

(e) In order to securely transfer guest donations and credit card information, Lindblad Expeditions will implement by 31 January 2015, a process for collecting and transmitting credit card information for donations directly from the ship to NGS merchant accounts. Lindblad will also implement by 31 January 2015, a process to transfer guest donation information (less credit card information) to the Lindblad corporate office in order to accurately add guest donation history to guest records.

5.       Governing Law. This Amendment shall be construed in accordance with and shall be governed by the law of the District of Columbia applicable to agreements made and to be performed in the District of Columbia and shall be construed without regard to any presumption or any other rule requiring construction against the party causing the Amendment to be drafted. Each party hereby agrees to submit to the exclusive in personam jurisdiction of the courts of the District of Columbia located in the City of Washington, and to follow the dispute resolution procedure outlined in the Agreement.

6.       Severability. If any provision of this Amendment is invalid or unenforceable, the balance of this Amendment shall remain in effect.

7.       Full Force and Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof in effect on the date of execution and delivery of this Amendment.

8.       Counterpart Execution; Facsimile Execution. This Amendment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. In place of the transmittal of original documents, and where permitted by applicable law, such executions may be transmitted to the other parties by facsimile, portable document format (pdf) or similar electronic image-based format (collectively, “Facsimile”) and such Facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or Facsimile executions or a combination, shall be construed together and shall constitute one and the same Amendment. Neither party will repudiate the meaning of an electronic signature(s) or claim an electronic signature(s) is not legally binding.

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AMENDMENT TO ALLIANCE AND LICENSE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Date first above written.

NATIONAL GEOGRAPHIC SOCIETY		LINDBLAD EXPEDITIONS, INC.

By:		By:

Name:	Scott Kish	Name:	Sven Lindblad

Title:	Vice President	Title:	Founder

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